FS-8


                          Maine Natural Gas Corporation
                                  Balance Sheet

December 31                                                                2004
--------------------------------------------------------------------------------
(Thousands)
Assets
Current Assets
  Cash and cash equivalents                                                $691
  Special deposits                                                            6
  Accounts Receivable, net                                                1,225
  Materials and Supplies                                                    237
  Taxes accrued                                                             134
  Prepayments & other current assets                                        148
--------------------------------------------------------------------------------
Total Current Assets                                                      2,441
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Utility Plant, at Original Cost
  Natural Gas                                                            22,610
--------------------------------------------------------------------------------
                                                                         22,610
  Less: accumulated depreciation                                          2,123
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    Net Utility Plant in Service                                         20,487
  Construction work in progress                                             599
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Total Utility Plant                                                      21,086
--------------------------------------------------------------------------------
  Other Property and Investments, Net                                       146
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Regulatory and Other Assets
  Other Regulatory Assets                                                   157
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Total Regulatory Assets                                                     157
--------------------------------------------------------------------------------
     Other Assets                                                           445
--------------------------------------------------------------------------------
Total Other Assets                                                          445
--------------------------------------------------------------------------------
Total Regulatory and Other Assets                                           602
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    Total Assets                                                        $24,275
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

                                                                            FS-8


                          Maine Natural Gas Corporation
                                  Balance Sheet

December 31                                                                2004
--------------------------------------------------------------------------------
(Thousands)
Liabilities
Current Liabilities
  Accounts payable and accrued liabilities                                 $940
  Other                                                                      45
--------------------------------------------------------------------------------
    Total Current Liabilities                                               985
Regulatory and Other Liabilities
Other Liabilities
  Deferred Income Taxes                                                   1,603
--------------------------------------------------------------------------------
    Total Other Liabilities                                               1,603
    Total Liabilities                                                     2,588
Commitments
Common Stock Equity
  Common stock ($.01 par value)                                               1
  Capital in excess of par value                                         23,431
  Retained Earnings                                                      (1,745)
--------------------------------------------------------------------------------
    Total Common Stock Equity                                            21,687
    Total Liabilities and Stockholder's Equity                          $24,275
--------------------------------------------------------------------------------

                          Maine Natural Gas Corporation
                               Statement of Income


Year Ended December 31                                                    2004
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(Thousands)
Operating Revenues
Sales and Service                                                       $5,900
Operating Expenses
Natural Gas purchased                                                    3,932
Other Operating expenses                                                 1,397
Maintenance                                                                147
Depreciation and amortization                                              591
Other taxes                                                                277
--------------------------------------------------------------------------------
Total Operating Expenses                                                 6,344
--------------------------------------------------------------------------------
Operating Income                                                          (444)
Other (Income)                                                             (51)
Other Deductions                                                            70
Interest Charges, Net                                                       -
--------------------------------------------------------------------------------
Income Before Taxes                                                       (463)
Income Taxes (Benefit)                                                    (231)
--------------------------------------------------------------------------------
Income Before Extraordinary Item                                          (232)
Extraordinary (Gain)\Loss - net
of tax                                                                      -
--------------------------------------------------------------------------------
Net Income                                                               $(232)
--------------------------------------------------------------------------------

                          Maine Natural Gas Corporation
                         Statement of Retained Earnings

 Twelve months ended December 31, 2004
 -------------------------------------------------------------------------------
 (Thousands)
 Balance, Beginning of Period                                         $(1,513)



 Add net income                                                          (232)

 Deduct dividends on common stock                                          -
 -------------------------------------------------------------------------------
 Balance, End of Period                                               $(1,745)